Mantyla McREYNOLDS LLC

Exhibit 23.1b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form SB-2/Pre-Effective Amendment 2 of our report dated February 22, 2006, on our audit of the financial statements of EP Floors, Inc. as of December 31, 2005.  We also consent to the reference to our firm under the caption “Experts.”

/s/ Mantyla McReynolds LLC

Mantyla McReynolds LLC

Salt Lake City, Utah

July 20, 2006

5872 South 900 East, Suite 250 * Salt Lake City, Utah 84121*(801) 269-1818*(810) 266-3481